                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               __________________

                                   FORM 8-K/A-1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported)  May 9, 1996
                                                  -------------------



                      International CableTel Incorporated
- --------------------------------------------------------------------------------
            (Exact name of Registrant as Specified in its Charter)


      Delaware                       0-22616            52-1822078
- --------------------------------------------------------------------------------
     (State or Other               (Commission        (IRS Employer
     Jurisdiction of               File Number)     Identification No.)
      Incorporation)


    110 East 59th Street, New York, New York            10022
- --------------------------------------------------------------------------------
    (Address of principal executive offices)            (Zip Code)


                                (212) 371-3714
- --------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a) Financial Statements of Business Acquired. See Index to Financial Statements on page F-1.

(b) Pro Forma Financial Information. See Index to Financial Statements on page F-1.

(c)  Exhibits. *

     2.1 Deed of Irrevocable Undertaking dated March 28, 1996 by and among Addroute Limited, certain shareholders in the NTL Group Limited, NTL Group Limited and International CableTel Incorporated

     2.2 Form of Offer Document dated March 28, 1996 of Addroute Limited for NTL Group Limited

     2.3 Deed of Adjustment dated March 28, 1996 by and among Addroute Limited and Mercury Asset Management plc.

    10.1 The A Facilities Agreement, dated March 28, 1996, by and among Addroute Limited, Chase Investment Bank Limited and The Chase Manhattan Bank, N.A.

    10.2 The B Facility Agreement, dated March 28, 1996, by and among Addroute Limited, Chase Investment Bank Limited and The Chase Manhattan Bank, N.A.

    10.3 Guarantee of Certain Liabilities of Addroute Limited, dated March 28, 1996, by and among the Registrant, OCOM Corporation, OCOM Sub I Inc., CableTel (UK) Group Inc., OCOM Sub III Inc., CableTel (UK) Limited, and the Chase Manhattan Bank, N.A.

    10.4 Deed of Undertaking of the Registrant to Addroute Limited dated March 28, 1996 in relation to the Further Payment.

    10.5 Short Term Po Deed of Undertaking of the Registrant to Chase Manhattan Bank, N.A. and Addroute Limited dated March 28, 1996 in relation to the Reduction Amount


- -------------------------------
* All exhibits are incorporated herein by reference to exhibits to Amendment No. 2 to the Company's Form S-4 Registration Statement (333-1010), filed on April 16, 1996.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             INTERNATIONAL CABLETEL INCORPORATED

Date: May 30, 1996                          By: /s/ RICHARD J. LUBASCH
                                                --------------------------------
                                                Name:  Richard J. Lubasch
                                                Title: Senior Vice President

                         INDEX TO FINANCIAL STATEMENTS

INTERNATIONAL CABLETEL INCORPORATED

Pro forma Condensed Consolidated Financial Statements (Unaudited).........  F-2
Pro forma Condensed Consolidated Balance Sheet as of March 31, 1996 (Unau-
 dited)...................................................................  F-3
Pro forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1996 (Unaudited)..................................  F-4
Pro forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995 (Unaudited)......................................  F-5
Notes to Pro forma Condensed Consolidated Financial Statements (Unau-
 dited)...................................................................  F-6

NTL GROUP LIMITED
Consolidated Group Profit and Loss Accounts for the three months ended
 March 31, 1996 and 1995 (Unaudited)......................................  F-7
Consolidated Group Balance Sheet as of March 31, 1996 (Unaudited).........  F-8
Consolidated Group Statements of Cash Flows for the three months ended
 March 31, 1996 and 1995 (Unaudited)......................................  F-9
Notes to the Accounts (Unaudited).........................................  F-10
Report of Independent Auditors............................................  F-13
Consolidated Group Profit and Loss Accounts for the years ended December
 31, 1995 and 1994........................................................  F-14
Consolidated Statement of Total Recognised Gains and Losses...............  F-14
Consolidated Group Balance Sheets as of December 31, 1995 and 1994........  F-15
Consolidated Group Statements of Cash Flows for the years ended December
 31, 1995 and 1994........................................................  F-16
Notes to the Accounts.....................................................  F-17

                      INTERNATIONAL CABLETEL INCORPORATED

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  In May 1996, a wholly owned subsidiary of International CableTel Incorporated ("CableTel"), entered into an agreement (the "Agreement") and acquired all of the issued and outstanding stock of NTL Group Limited ("NTL") in exchange for cash of approximately (Pounds)200,000,000, subject to adjustment, an additional cash payment of (Pounds)17,100,000 payable in October 1996, (which represents a tax credit expected to be received by NTL in October 1996, although the (Pounds)17,100,000 payment is unconditional) and an agreement to pay (Pounds)35,000,000, subject to adjustment, one year from closing. A substantial portion of the purchase price was financed (the "Financing") through (i) a bank facility of (Pounds)140,000,000 and (ii) a (Pounds)60,000,000 short term bank loan.

  The following unaudited pro forma condensed consolidated financial statements of CableTel give effect to the Agreement and the Financing. In accordance with FAS 52, the balance sheet of NTL has been translated into United States dollars using the exchange rate on March 31, 1996 ((Pounds)1=$1.5254) and the statement of operations has been translated into dollars using the average exchange rate for the three months ended March 31, 1996 ((Pounds)=$1.5312) and for the year then ended December 31, 1995 ((Pounds)1=$1.5782).

  The NTL historical financial statements have been adjusted to reflect U.S. GAAP and to eliminate the gain on the sale of its Advanced Products Division and the operations of that division.

  The unaudited pro forma condensed consolidated balance sheet as of March 31, 1996 gives effect to the Agreement using the purchase method of accounting, and is based upon CableTel's estimate of the fair value of the net assets to be acquired. Such allocations of purchase price may change upon final appraisal of the fair value of the net assets acquired. The unaudited condensed consolidated pro forma balance sheet as of March 31, 1996 gives effect to the Agreement and Financing as if they had been consummated on March 31, 1996. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1996 and for the year ended December 31, 1995 gives effect to the Agreement and Financing as if they had occurred at the beginning of the respective periods.

  The pro forma financial statements have been prepared by CableTel's management. These pro forma financial statements may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of CableTel and NTL.

                      INTERNATIONAL CABLETEL INCORPORATED

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                 MARCH 31, 1996
                                 (IN THOUSANDS)

                                  CABLETEL    NTL    ADJUSTMENTS       PRO FORMA
                                 ---------- -------- -----------       ----------
ASSETS
Current assets:
  Cash and cash equivalents
   (Pro forma includes $95,338
   of restricted cash).........  $  661,945 $ 19,068  $305,080 (b)     $  675,522
                                                      (310,571)(a)
  Trade accounts receivable....       9,786   17,724                       27,510
  Prepaid expenses and other
   current assets..............      16,784   11,166                       27,950
                                 ---------- --------  --------         ----------
Total current assets...........     688,515   47,958    (5,491)           730,982
Fixed assets, net..............     716,084  101,944    50,000 (a)        868,028
License acquisition costs......     134,917      --                       134,917
Goodwill.......................         --     7,090   247,068 (a)        254,158
Other assets...................      53,177   12,851                       66,028
                                 ---------- --------  --------         ----------
Total assets...................  $1,592,693 $169,843  $291,577         $2,054,113
                                 ========== ========  ========         ==========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
  Trade accounts payable.......  $   27,063 $ 19,548  $ (3,034)(a)     $   43,577
  Accrued expenses.............      68,085      --                        68,085
  Current portion of long term
   debt........................      44,351   68,519    99,275 (a)(b)     212,145
  Other current liabilities....         297    4,505    79,473 (a)         84,275
                                 ---------- --------  --------         ----------
Total current liabilities......     139,796   92,572   175,714            408,082
Long term debt.................   1,134,122      --    137,286 (a)(b)   1,271,408
Other non-current liabilities..         630   12,635   (12,635)(a)            630
Deferred tax liability.........         --    52,797     3,051 (a)         55,848
Minority interests.............      25,768      --                        25,768
Total stockholders' equity.....     292,377   11,839   (11,839)(a)        292,377
                                 ---------- --------  --------         ----------
Total liabilities and
 stockholders' equity..........  $1,592,693 $169,843  $291,577         $2,054,113
                                 ========== ========  ========         ==========


                            See accompanying notes.

                      INTERNATIONAL CABLETEL INCORPORATED

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                 (IN THOUSANDS)

                                                                         PRO
                                      CABLETEL    NTL    ADJUSTMENTS    FORMA
                                      --------  -------  -----------   --------
Revenues............................  $ 18,434  $44,134                $ 62,568
Costs and expenses:
  Operating expenses................    12,629   24,949                  37,578
  Selling, general and administra-
   tive.............................    21,798    5,473                  27,271
  Depreciation and amortization.....    12,190    4,021    $ 4,044(c)    20,255
                                      --------  -------    -------     --------
Total costs and expenses............    46,617   34,443      4,044       85,104
                                      --------  -------    -------     --------
Income (loss) from operations.......   (28,183)   9,691     (4,044)     (22,536)
Interest (expense)..................   (24,711)  (1,130)    (6,240)(d)  (32,081)
Interest income.....................     7,763      340        --         8,103
Other...............................      (123)     --         --          (123)
                                      --------  -------    -------     --------
Income (loss) before provision for
 income taxes and minority
 interests..........................   (45,254)   8,901    (10,284)     (46,637)
Benefit (provision) for income tax-
 es.................................       (42)  (2,672)     2,672 (e)      (42)
                                      --------  -------    -------     --------
Income (loss) before minority inter-
 ests...............................   (45,296)   6,229     (7,612)     (46,679)
Minority interests..................     2,572      --         --         2,572
                                      --------  -------    -------     --------
Income (loss) from continuing opera-
 tions..............................  $(42,724) $ 6,229    $(7,612)    $(44,107)
                                      ========  =======    =======     ========
Net (loss) per share................  $  (1.41)     --         --      $  (1.46)
                                      ========  =======    =======     ========
Weighted average number of shares
 used in calculation of earnings per
 share..............................    30,211      --         --        30,211
                                      ========  =======    =======     ========


                            See accompanying notes.

                      INTERNATIONAL CABLETEL INCORPORATED

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                   CABLETEL     NTL     ADJUSTMENTS    PRO FORMA
                                   ---------  --------  -----------    ---------
Revenues.........................  $  33,741  $172,590                 $ 206,331
Costs and expenses:
  Operating expenses.............     24,415   104,690                   129,105
  Selling, general and adminis-
   trative.......................     72,629    18,489                    91,118
  Depreciation and amortization..     29,823    15,421   $ 16,177(c)      61,421
                                   ---------  --------   --------      ---------
Total costs and expenses.........    126,867   138,600     16,177        281,644
                                   ---------  --------   --------      ---------
Income (loss) from operations....    (93,126)   33,990    (16,177)       (75,313)
Interest (expense)...............    (28,379)   (3,278)   (26,579)(d)    (58,236)
Interest income..................     21,185     1,046                    22,231
Other............................         84                                  84
                                   ---------  --------   --------      ---------
Income (loss) before provision
 for income taxes and minority
 interests.......................   (100,236)   31,758    (42,756)      (111,234)
Benefit (provision) for income
 taxes...........................      2,477    (9,998)       352 (e)     (7,169)
                                   ---------  --------   --------      ---------
Income (loss) before minority in-
 terests.........................    (97,759)   21,760    (42,404)      (118,403)
Minority interests...............      6,974       --         --           6,974
                                   ---------  --------   --------      ---------
Income (loss) from continuing op-
 erations........................  $ (90,785) $ 21,760   $(42,404)     $(111,429)
                                   =========  ========   ========      =========
Net (loss) per share.............  $   (3.01)      --         --       $   (3.69)
                                   =========  ========   ========      =========
Weighted average number of shares
 used in calculation of earnings
 per share.......................     30,190       --         --          30,190
                                   =========  ========   ========      =========


                            See accompanying notes.

                      INTERNATIONAL CABLETEL INCORPORATED

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED)

  For purposes of determining the effect of the Agreement and Financing on CableTel's Condensed Consolidated Statement of Operations for the three months ended March 31, 1996 and the year ended December 31, 1995 and on the Condensed Consolidated Balance Sheet as of March 31, 1996, the following pro forma adjustments have been made:

                                                                 MARCH 31, 1996
                                                                 --------------
                                                                 (IN THOUSANDS)
(a) The excess of the purchase price paid over the
    historical book value of the net assets acquired
    has been allocated to property and equipment and
    goodwill
      Cash paid........................................             $310,571
      Deferred consideration payable...................               79,473
                                                                    --------
                                                                     390,044
      NTL term loan, revolver loan and accrued interest
       retired (1).....................................   $71,553
      Non recoverable ACT tax..........................    (3,051)
      Negative goodwill of NTL.........................    12,635
      Historical book value of net assets..............    11,839       92,976
                                                          -------     --------
      Excess...........................................               $297,068
                                                                      ========

      Amount allocated to property and equipment.......               $ 50,000
      Amount allocated to goodwill.....................                247,068
                                                                      --------
                                                                      $297,068
                                                                      ========
(b) Proceeds from issuance of (Pounds)60,000,000 of
    short term debt....................................               $ 91,524
    Proceeds from issuance of (Pounds)140,000,000 of
    long term debt of which (Pounds)50,000 is due on
    December 31, 1996 unless certain events take place
    and is in-cluded in current portion of long term
    debt...............................................                213,556

                                                                      --------
                                                                      $305,080
                                                                      ========

                                                                    THREE
                                              YEAR ENDED        MONTHS ENDED
                                           DECEMBER 31, 1995   MARCH 31, 1996
                                           ------------------  ----------------
                                            (IN THOUSANDS)     (IN THOUSANDS)
(c) Depreciation of increase in basis of
    property and equipment...............  $(10,000)           $(2,500)
    Amortization of goodwill over 40
     years...............................    (6,177)            (1,544)
                                           --------            -------
                                                     $(16,177)          $(4,044)
(d) Interest expense on debt in (b) above
    at 10 1/2% per annum for the short
    term debt and 9 1/4% per annum for
    the long term debt...................  $(29,857)           $(7,370)
    Less interest on NTL debt retired....     3,278              1,130
                                           --------            -------
                                                      (26,579)           (6,240)
(e) Estimated tax benefit from filing for
    group relief.........................                 352             2,672
                                                     --------           -------
                                                     $(42,404)          $(7,612)
                                                     ========           =======

(1) Includes interest of (Pounds)408,000 and estimated additional borrowings of (Pounds)1,581,000 used to pay off existing liabilities (aggregating $3,034,000).

                               NTL GROUP LIMITED

                  CONSOLIDATED GROUP PROFIT AND LOSS ACCOUNTS

                                  (UNAUDITED)

                                         THREE MONTHS ENDED 31 MARCH
                               ------------------------------------------------
                                  1996                     1995
                               ----------- ------------------------------------
                                  TOTAL    CONTINUING  DISCONTINUED    TOTAL
                               ----------- ----------- ------------ -----------
                               (Pounds)000 (Pounds)000 (Pounds)000  (Pounds)000
TURNOVER                         28,823      27,427       5,517       32,944
Cost of sales.................   18,976      22,501       4,655       27,156
                                 ------      ------       -----       ------
Gross profit..................    9,847       4,926         862        5,788
                                 ------      ------       -----       ------
Administrative expenses.......    3,566       2,292         298        2,590
Loss in associated
 undertaking..................       15          25         --            25
                                 ------      ------       -----       ------
PROFIT BEFORE INTEREST........    6,266       2,609         564        3,173
                                 ------      ------       -----       ------
Interest receivable...........      237                                   72
Interest payable..............     (738)                                (625)
                                 ------                               ------
                                   (501)                                (553)
                                 ------                               ------
PROFIT ON ORDINARY ACTIVITIES
 BEFORE TAXATION..............    5,765                                2,620
Tax on profit on ordinary
 activities...................    1,745                                1,565
                                 ------                               ------
PROFIT ON ORDINARY ACTIVITIES
 AFTER TAXATION AND RETAINED
 PROFIT FOR THE PERIOD*.......    4,020                                1,055
                                 ======                               ======

- --------
* A summary of the significant adjustments to profit on ordinary activities after taxation which would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 3 of Notes to the Accounts.

                               NTL GROUP LIMITED

                       CONSOLIDATED GROUP BALANCE SHEET

                                  (UNAUDITED)

                                                                      31 MARCH
                                                                        1996
                                                                     -----------
                                                                     (Pounds)000
FIXED ASSETS
Tangible assets.....................................................   68,053
Investments.........................................................       40
                                                                       ------
                                                                       68,093
                                                                       ------
CURRENT ASSETS
Stocks..............................................................    4,320
DEBTORS: amounts falling due:
  after one year....................................................    8,385
  within one year...................................................   11,619
                                                                       ------
                                                                       20,004
Cash at bank and in hand............................................   12,500
                                                                       ------
                                                                       36,824
CREDITORS: amounts falling due within one year......................   39,687
                                                                       ------
Net current liabilities.............................................   (2,863)
                                                                       ------
    Total assets less current liabilities...........................   65,230
                                                                       ------
CREDITORS: amounts falling due after more than one year.............   21,000
                                                                       ------
                                                                       44,230
                                                                       ======

CAPITAL AND RESERVES*
Called up share capital.............................................       50
Share premium account...............................................    2,483
Capital reserve account.............................................    1,433
Capital redemption reserve..........................................       11
Goodwill write-off reserve..........................................    4,500
Profit and loss account.............................................   35,753
                                                                       ------
                                                                       44,230
                                                                       ======

- --------
* A summary of the significant adjustments to capital and reserves which would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 3 of Notes to the Accounts.

                               NTL GROUP LIMITED

                  CONSOLIDATED GROUP STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                         THREE MONTHS ENDED 31
                                                                 MARCH
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
Net cash inflow from operating activities..............     4,742      9,759
                                                          -------     ------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received......................................       237         74
Interest paid..........................................      (271)       (36)
                                                          -------     ------
Net cash (outflow) inflow from returns on investments
 and servicing of finance..............................       (34)        38
                                                          -------     ------
TAXATION
Taxation paid..........................................   (21,552)      (142)
                                                          -------     ------
Tax paid...............................................   (21,552)      (142)
                                                          -------     ------
INVESTING ACTIVITIES
Payments to acquire tangible fixed assets..............    (4,485)    (4,546)
Receipts from sales of tangible fixed assets...........        98         12
                                                          -------     ------
Net cash inflow/(outflow) from investing activities....    (4,387)    (4,534)
                                                          -------     ------
Net cash inflow before financing.......................   (21,231)     5,121
                                                          =======     ======
FINANCING
Unsecured loan stock received..........................       --      (4,000)
Grants received........................................       --          39
                                                          -------     ------
Net cash outflow from financing........................       --      (3,961)
Increase/(decrease) in cash and cash equivalents.......   (21,231)     9,082
                                                          -------     ------
                                                          (21,231)     5,121
                                                          =======     ======

- --------
* The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles are described in Note 3 of Notes to the Accounts.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended 31 March 1996 are not necessarily indicative of the results that may be expected for the year ending 31 December 1996. For further information, refer to the consolidated financial statements and footnotes thereto included herein for the year ended 31 December, 1995.

NOTE 2--SALE OF COMPANY

  On 8 May 1996, NTL Group Limited and its subsidiaries were acquired by Addroute Limited--a wholly owned subsidiary of International CableTel Inc.-- for (Pounds)204m with a further (Pounds)35m conditional, deferred consideration. Part of the consideration paid was to repay NTL's long term loan and the amount drawn down on the revolver loan facility. As such both amounts shown in the balance sheet as at 31 March 1996 have now been fully repaid.

NOTE 3--DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES

  The Group's financial statements are prepared in accordance with UK GAAP which differ in certain respects from US GAAP. Those differences which have a significant effect on the Group are described below.

Goodwill

  Goodwill arising on consolidation is eliminated against retained earnings and other reserves. Under US GAAP, goodwill is capitalised and amortised over its respective useful economic life. For the purposes of the reconciliation below, a period of 40 years has been utilised. The carrying amount of goodwill and the amortisation period assigned to it are reviewed for impairment by reference to expected future cash flows.

  Negative goodwill is credited to the goodwill write-off reserve. Under US GAAP, negative goodwill would be apportioned to the fixed assets acquired, thereby reducing the annual depreciation charge, and any remainder would be carried forward and released to the profit and loss account over its useful life. For the purposes of the reconciliation below, a period of 40 years has again been utilised.

Fair Value Adjustment

  Under UK GAAP, fair values of acquired assets can be assessed for the full accounting period following the acquisition. Under US GAAP, this period of hindsight only stretches for 12 months. Hence the adjustment taken to the goodwill write-off reserve under UK GAAP in the year ended 31 December 1995 has been expensed in the reconciliation below.

Dividends

  Under UK GAAP final dividends are provided for in the accounts for the year in respect of which they are proposed by the Directors for approval by the shareholders. Under US GAAP, dividends would not be provided for until declared.

Deferred Tax

  Under UK GAAP, deferred taxes are accounted for using the liability method to the extent that it is considered probable that a liability or asset will crystallize in the foreseeable future. Under US GAAP, deferred taxes are accounted for using the liability method on all temporary differences and deferred tax assets are recognized where it is more likely than not that they will be realized.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

                                  (UNAUDITED)

  The effect on profit on ordinary activities after taxation (net income) and capital and reserves (shareholders' equity) of applying US GAAP is summarised as follows:

                                                          THREE MONTHS ENDED
                                                               31 MARCH
                                                        ------------------------
                                                           1996         1995
                                                        -----------  -----------
                                                        (Pounds)000  (Pounds)000
   NET INCOME
   Profit on ordinary activities after taxation as
    reported ..........................................    4,020         4,260
   Adjustments:
   Amortization of goodwill............................       21            21
   Depreciation........................................       35            35
   Pension costs.......................................       (8)          928
   Deferred tax........................................      --            154
                                                           -----         -----
   Net income as adjusted to accord with US GAAP.......    4,068         5,398
                                                           =====         =====
   Comprising:
   Income from continuing operations...................    4,068         4,536
   Income from discontinued operations.................      --            862
                                                           -----         -----
   Net income..........................................    4,068         5,398
                                                           =====         =====

                                                                      31 MARCH
                                                                        1995
                                                                     -----------
                                                                     (Pounds)000
   SHAREHOLDERS' EQUITY
   Capital and reserves as reported.................................    44,230
   Adjustments:
   Intangible assets
     Goodwill.......................................................     5,350
     Amortization...................................................      (702)
   Tangible assets
     Negative goodwill adjustment...................................    (1,573)
     Depreciation adjustment........................................       351
   Negative goodwill
     Deferred credit................................................    (8,736)
     Released to profit & loss......................................       453
   Current assets (liabilities)
     Pension costs..................................................     3,000
     Deferred taxes.................................................   (34,612)
                                                                       -------
   Shareholder's equity as adjusted to accord with US GAAP..........     7,761
                                                                       =======

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

                                  (UNAUDITED)

CASH FLOWS

  The Cash Flow Statements prepared under UK GAAP in accordance with Financial Reporting Standard No. 1 present substantially the same information as that required under US GAAP by FAS 95, "Statement of Cash Flows". These standards differ, however, with regard to classification of items within the statements and as regards the definition of cash and cash equivalents.

  Under US GAAP, cash and cash equivalents would not include bank overdrafts and borrowings with initial maturities of less than three months. Under US GAAP, bank overdrafts and the revolver loan would be classified as financing activities. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP.

  The categories of cash flow activity under US GAAP can be summarised as follows:

                                                           THREE MONTHS ENDED
                                                                31 MARCH
                                                         -----------------------
                                                            1996        1995
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Cash inflow/(outflow) from operating activities......   (16,844)     9,655
   Cash inflow/(outflow) on investing activities........    (4,387)    (4,534)
   Cash inflow/(outflow) from financing activities......    21,068     (5,437)
                                                           -------     ------
   Increase/(decrease) in cash and cash equivalents.....      (163)      (316)
   Cash and cash equivalents at January 1...............    13,744      3,066
                                                           -------     ------
   Cash and cash equivalents at March 31................    13,581      2,750
                                                           =======     ======

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
NTL Group Limited

  We have audited the accompanying consolidated balance sheets of NTL Group Limited as of December 31, 1995 and 1994, and the related consolidated group profit and loss accounts, statements of total recognized gains and losses and statements of cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NTL Group Limited at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (See Note 29 of Notes to the Accounts).

                                                                  ERNST & YOUNG
                                                          Chartered Accountants

London, England
March 5, 1996

                               NTL GROUP LIMITED

                  CONSOLIDATED GROUP PROFIT AND LOSS ACCOUNTS

                                                         YEAR ENDED 31 DECEMBER
                                -------------------------------------------------------------------------
                                                1995                                 1994
                                ------------------------------------ ------------------------------------
                          NOTES CONTINUING  DISCONTINUED    TOTAL    CONTINUING  DISCONTINUED    TOTAL
                          ----- ----------- ------------ ----------- ----------- ------------ -----------
                                (Pounds)000 (Pounds)000  (Pounds)000 (Pounds)000 (Pounds)000  (Pounds)000
TURNOVER                     2    109,359      25,206      134,565     102,298      13,398      115,696
Cost of sales...........     3     76,330      21,016       97,346      72,998       6,926       79,924
                                  -------      ------      -------     -------      ------      -------
Gross profit............           33,029       4,190       37,219      29,300       6,472       35,772
                                  -------      ------      -------     -------      ------      -------
Administrative
 expenses...............     3     14,265         895       15,160       3,485       7,084       10,569
Restructuring costs.....              --          --           --        5,853         --         5,853
Loss in associated
 undertaking............     4         40         --            40         226         --           226
                                  -------      ------      -------     -------      ------      -------
OPERATING PROFIT
 (LOSS).................     5     18,724       3,295       22,019      19,736        (612)      19,124
                                  -------      ------      -------     -------      ------      -------
Non operating
 exceptional item--sale
 of discontinued
 operation..............     7                              86,471                                  --
                                                           -------                              -------
PROFIT BEFORE INTEREST..                                   108,490                               19,124
                                                           -------                              -------
Interest receivable.....     8                                 703                                  418
Interest payable........     9                              (2,077)                              (3,541)
                                                           -------                              -------
                                                            (1,374)                              (3,123)
                                                           -------                              -------
PROFIT ON ORDINARY
 ACTIVITIES BEFORE
 TAXATION...............                                   107,116                               16,001
Tax on profit on
 ordinary activities....    10                               7,450                                5,990
                                                           -------                              -------
PROFIT ON ORDINARY
 ACTIVITIES AFTER
 TAXATION*..............                                    99,666                               10,011
Interim dividend paid...                                    86,211                                  --
Final dividend
 proposed...............    11                               4,398                                3,282
                                                           -------                              -------
RETAINED PROFIT FOR THE
 YEAR...................    12                               9,057                                6,729
                                                           =======                              =======

- --------
* A summary of the significant adjustments to profit on ordinary activities after taxation which would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 29 of Notes to the Accounts.

 A statement on the movement in reserves is given in note 12.

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

  There are no recognised gains or losses other than the profit attributable to shareholders of the company of (Pounds)99,666,000 in the year ended 31 December 1995 and of (Pounds)10,011,000 in the year ended 31 December 1994.

                               NTL GROUP LIMITED

                       CONSOLIDATED GROUP BALANCE SHEETS

                                                              31 DECEMBER
                                                  NOTES    1995        1994
                                                  ----- ----------- -----------
                                                        (Pounds)000 (Pounds)000
FIXED ASSETS
Tangible assets..................................   13    66,327      67,489
Investments......................................   15       --            7
                                                          ------      ------
                                                          66,327      67,496
                                                          ------      ------
CURRENT ASSETS
Stocks...........................................   16     4,413       8,014
DEBTORS: amounts falling due:                       17
  after one year.................................          8,786       7,337
  within one year................................         26,792      18,218
                                                          ------      ------
                                                          35,578      25,555
Cash at bank and in hand.........................   18    13,744       3,066
                                                          ------      ------
                                                          53,735      36,635
CREDITORS: amounts falling due within one year...   19    55,556      34,790
                                                          ------      ------
Net current (liabilities)/assets.................         (1,821)      1,845
                                                          ------      ------
    Total assets less current liabilities........         64,506      69,341
                                                          ------      ------
CREDITORS: amounts falling due after more than
 one year........................................   20    14,000      25,000
Provision for liabilities and charges............   21     5,224       4,218
Accruals and deferred income.....................   22     5,072       8,511
                                                          ------      ------
                                                          24,296      37,729
                                                          ------      ------
                                                          40,210      31,612
                                                          ======      ======
CAPITAL AND RESERVES*
Called up share capital..........................   23        50          50
Share premium account............................   12     2,483       2,483
Capital reserve account..........................   12     1,433       1,433
Capital redemption reserve.......................   12        11          11
Goodwill write-off reserve.......................   12     4,500       4,959
Profit and loss account..........................   12    31,733      22,676
                                                          ------      ------
                                                          40,210      31,612
                                                          ======      ======

- --------
* A summary of the significant adjustments to capital and reserves which would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 29 of Notes to the Accounts.

                               NTL GROUP LIMITED

                  CONSOLIDATED GROUP STATEMENTS OF CASH FLOWS

                                                          YEAR ENDED 31 DECEMBER
                                                          -----------------------
                                                  NOTES      1995        1994
                                                  -----   ----------- -----------
                                                          (Pounds)000 (Pounds)000
Net cash inflow from operating activities.......     5(b)    35,243      30,315
                                                            -------     -------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...............................                715         406
Interest paid...................................             (1,996)     (3,858)
Dividends paid..................................            (89,493)        --
                                                            -------     -------
Net cash outflow from returns on investments and
 servicing of finance...........................            (90,774)     (3,452)
                                                            -------     -------
TAXATION
Taxation paid...................................             (6,287)     (4,542)
                                                            -------     -------
Tax paid........................................             (6,287)     (4,542)
                                                            -------     -------
INVESTING ACTIVITIES
Purchase of DTELS Ltd...........................                --       (6,827)
Disposal of Advanced Products Division..........     7       91,775         --
Payments to acquire tangible fixed assets.......            (11,287)    (15,962)
Receipts from sales of tangible fixed assets....                483       1,186
Purchase of redeemable preference shares in
 Prospectre Ltd.................................                --         (200)
                                                            -------     -------
Net cash inflow/(outflow) from investing activi-
 ties...........................................             80,971     (21,803)
                                                            -------     -------
Net cash inflow before financing................             19,153         518
                                                            =======     =======
FINANCING
Issue of ordinary share capital.................    24          --           (6)
Re-purchase of ordinary shares..................    24          --          329
Unsecured loan stock repaid/(received)..........    24        4,000      (4,000)
Term loan repaid................................    24        7,000       7,000
Grants received.................................    24          (70)        (59)
                                                            -------     -------
Net cash outflow from financing.................             10,930       3,264
Increase/(decrease) in cash and cash equiva-
 lents..........................................    25        8,223      (2,746)
                                                            -------     -------
                                                             19,153         518
                                                            =======     =======

- --------
* The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles are described in Note 29 of Notes to the Accounts.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS
NOTE 1--ACCOUNTING POLICIES

 Basis of preparation

  The accounts are prepared under the historical cost convention. The accounts are prepared in accordance with United Kingdom ("UK") applicable accounting standards.

 Basis of consolidation

  The group accounts consolidate the accounts of NTL Group Limited and all its subsidiary undertakings drawn up to 31 December.

  Undertakings, other than subsidiary undertakings, in which the group has an investment representing not less than 20% of the voting rights and over which it exerts significant influence are treated as associated undertakings. The group accounts include the appropriate share of these undertakings' results and reserves based on audited accounts to 31 December.

  The consolidated accounts also include the accounts for NTL Limited, NTL Trustees Limited and NTL Networks Limited, which have not traded since their incorporation.

 Goodwill

  Purchased goodwill is set-off directly against reserves.

 Turnover

  Turnover includes the value of goods and services supplied to third party customers and is exclusive of VAT. Turnover related to facilities leasing and other contracts which span financial years are included to the extent that the proportion of the contract period falls into the current financial year.

 Finance and operating leases

  Assets acquired under finance leases are capitalised and subsequently dealt with under the same accounting policies as other tangible fixed assets, excluding the interest portion of costs which is expensed.

  Costs arising under operating leases are charged evenly over the term of the lease.

  Assets leased to customers under agreements which transfer substantially all the risks and rewards associated with ownership, other than legal title, are classified as finance leases.

  Amounts receivable under finance leases represent the unpaid capital element of the original cost of equipment.

  The interest element of income from such leasing contracts is credited to the profit and loss account on a straight line basis over the term of the lease.

 Fixed assets

  Tangible fixed assets represent the cost of capital works and equipment purchased from third parties. Where a contribution is received towards the cost of an asset, the recorded cost is reduced by the contribution. Where the contribution is in excess of the cost, the excess contribution is included as turnover.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

  Assets are capitalised in the month following the month in which the asset goes into service. The cost of company staff effort and their related costs associated with capital projects are not capitalised, but are written off as incurred.

 Depreciation

  The depreciation of tangible fixed assets is calculated on a straight line basis by reference to the cost, expected useful lives, and the possible effect of technological change.

  Depreciation is charged on a monthly basis with effect from the month of capitalisation.

  The principal rates of depreciation are as follows:

    Freehold land                     --Nil
    Freehold buildings                --2% per annum
    Leasehold land and buildings      --Over the lesser of the term of the
                                        lease or 50 years
    Plant and equipment               --5% to 25% per annum
    Test equipment                    --20% per annum
    Computer equipment                --33% per annum
    Furniture and fixtures            --10% to 33% per annum
    Satellite equipment               --25% per annum
    Vehicles                          --25% per annum

  The fixed assets of the group acquired as part of the purchase of National Transcommunications Limited and of DTELS Limited are being depreciated over the remaining useful lives of the assets concerned.

 Stocks

  Stocks held by the group are maintenance spares and manufacturing stocks. Stocks are valued at average cost less provisions for obsolescence, slow moving and surplus items. Stock items are charged to profit and loss as they are consumed. Manufacturing stocks are valued at the lower of cost and net realisable value.

 Research and development

  The cost of research and development expenditure is written off as incurred. Equipment used in the research and development area is capitalised and a depreciation charge is made to research and development expenditure under the depreciation policy.

 Deferred taxation

  Deferred taxation is provided using the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse.

 Currency translation

  Transactions in foreign currency are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currency are retranslated at the rate of exchange ruling at the balance sheet date, all differences are taken to the profit and loss account.

 Pensions

  National Transcommunications Limited, the principal subsidiary of NTL Group Limited, operates a pension plan ("the Plan") of the defined benefit type which was established on 1 January 1991. DTELS Limited, another subsidiary of NTL Group Limited, is a participating employer in the Plan. The assets of the Plan are held

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

separately from those of the company and are invested in specialised portfolios under the management of Clerical Medical Investment Group.

  The regular pension cost is assessed using the attained age method. Variations in pension cost, which are identified as a result of actuarial valuations, are amortised over the average expected remaining working lifetimes of employees in proportion to their expected payroll costs. Differences between the amounts funded and the amounts charged to the profit and loss accounts are treated as either provisions or prepayments in the balance sheet.

 Government grants

  Grants of a revenue nature are credited to income in the period to which they relate.

 Warranties

  An appropriate provision is made for potential customer claims relating to current year sales of video compression products.

NOTE 2--TURNOVER

  Turnover includes the value of charges made for transmission services, distribution services, products, facilities leasing, interest on rental of equipment under finance leases, research and development contracts, other contracts, rents from properties, excess above cost in respect of capital works contributions from third parties and site charges made to the BBC under the site sharing agreement.

  Turnover is analysed by geographical area as follows:

                                                         YEAR ENDED 31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
GEOGRAPHICAL AREA
United Kingdom..........................................   113,762     105,969
Europe..................................................     6,553       5,062
Scandinavia.............................................       248       1,108
North America...........................................     2,494         621
Africa, Asia and Australasia............................    11,426       2,936
Middle East.............................................        82         --
                                                           -------     -------
                                                           134,565     115,696
                                                           =======     =======

  Turnover has not been analysed by class of business as in the directors' opinion such information, if disclosed, would not be in the interests of the group.

NOTE 3--COST OF SALES AND ADMINISTRATIVE EXPENSES

  Included in cost of sales is an amount of (Pounds)2,275,000 (1994-- (Pounds)49,000) and in administrative expenses a credit of (Pounds)(93,000) (1994 charge--(Pounds)275,000) in respect of reorganisation costs as follows:

                                                      YEAR ENDED 31 DECEMBER
                                                      -----------------------
                                                         1995        1994
                                                      ----------- -----------
                                                      (Pounds)000 (Pounds)000
Provision made for reorganisation costs                  2,255        275
Provision made for rent and rates costs of vacated
 premises                                                  (46)        49
Relocation costs of premises and plant and equipment       (27)       --
                                                         -----        ---
                                                         2,182        324
                                                         =====        ===

NOTE 4--LOSS IN ASSOCIATED UNDERTAKING

  The loss in associated undertaking is in respect of 50% share in the operating losses of Prospectre Limited.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

NOTE 5--OPERATING PROFIT

  (a) This is stated after charging/(crediting):

                                                       YEAR ENDED 31 DECEMBER
                                                       -----------------------
                                                           1995        1994
                                                       ----------- -----------
                                                       (Pounds)000 (Pounds)000
   Staff costs.......................................     37,074       31,363
   Auditors' remuneration--as auditors...............         62           57
   Auditors' remuneration--for other services........         50           47
   Depreciation of owned fixed assets................      9,995        9,473
   Operating lease rentals--land and buildings.......      2,672        2,330
   Operating lease rentals--plant and machinery......      3,044        3,369
   Independent Local Radio (ILR) contract provision..        --          (164)
   Grants receivable.................................        (35)         (83)
   Directors' emoluments.............................      5,074          986

  (b) Reconciliation of operating profit to net cash inflow from operating activities:
                             YEAR ENDED 31 DECEMBER
                             -----------------------
                                1995        1994
                             ----------- -----------
                             (Pounds)000 (Pounds)000
   Operating profit........    22,019       19,124
   Depreciation............     9,995        9,473
   Profit on disposal of
    tangible fixed assets..      (429)        (271)
   ILR contract provision
    released...............       --          (164)
   Grants received.........       (35)         (83)
   Increase in stocks......    (4,402)      (2,805)
   Increase in debtors.....    (2,477)     (10,079)
   Increase in creditors...     8,091       11,882
   Decrease in finance
    lease debtor...........     2,481        3,238
                               ------     --------
   Net cash inflow from or-
    dinary operating activ-
    ities..................    35,243       30,315
                               ======     ========
  (c) Staff costs

                             YEAR ENDED 31 DECEMBER
                             -----------------------
                                1995        1994
                             ----------- -----------
                             (Pounds)000 (Pounds)000
   Wages and salaries......    30,514       25,779
   Social security costs...     2,640        2,249
   Pension costs...........     3,920        3,335
                               ------     --------
                               37,074       31,363
                               ======     ========

  The average number of employees of the group during the year ended 31 December was as follows:

                                                                     1995  1994
                                                                     ----- -----
                                                                      NO.   NO.
   Regional operations..............................................   681   693
   Engineering services.............................................   199   180
   Administrative...................................................   111    97
   Business development.............................................    59    49
   Advanced products................................................   132    86
   Nexus............................................................     8     3
                                                                     ----- -----
                                                                     1,190 1,108
                                                                     ===== =====

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

NOTE 6(A)--DIRECTORS' REMUNERATION

  Directors' emoluments, including pension contributions, amounted to (Pounds)5,074,464 (1994--(Pounds)985,771). This includes an amount of (Pounds)39,282 (1994--(Pounds)40,136) paid to third party companies in respect of directors' fees.

  The remuneration of the chairman, excluding pension contributions, amounted to (Pounds)231,171 (1994--(Pounds)94,902). The remuneration of the highest paid director, excluding pension contributions, amounted to (Pounds)4,070,647 (1994--(Pounds)109,386). Directors emoluments include (Pounds)4,004,117 in respect of non-recurring payments made to four directors in recognition for the sale of NTL's Advanced Products business. Remuneration totalling (Pounds)24,693 was deferred by one director.

  The remuneration of those directors employed under executive service agreements includes payments related to the achievement of financial and personal performance objectives which have been determined by the remuneration committee.

  The emoluments (including non-recurring payments), excluding pension contributions, of the directors fell within the following ranges:

                                                                   YEAR ENDED
                                                                   31 DECEMBER
                                                                   ------------
                                                                   1995   1994
                                                                   -----  -----
                                                                    NO.    NO.
              Nil  --    (Pounds)5,000............................     1    --
    (Pounds)5,001  --   (Pounds)10,000 ...........................     1    --
   (Pounds)15,001  --   (Pounds)20,000 ...........................     2      2
   (Pounds)20,001  --   (Pounds)25,000 ...........................   --       1
   (Pounds)90,001  --   (Pounds)95,000 ...........................   --       2
   (Pounds)95,001  --  (Pounds)100,000............................   --       2
  (Pounds)100,001  --  (Pounds)105,000............................     1    --
  (Pounds)110,001  --  (Pounds)115,000............................     1    --
  (Pounds)120,001  --  (Pounds)125,000............................   --       1
  (Pounds)215,001  --  (Pounds)220,000............................     1    --
  (Pounds)230,001  --  (Pounds)235,000............................     2    --
  (Pounds)365,001  --  (Pounds)370,000............................   --       1
(Pounds)4,070,001  -- (Pounds)4,075,000...........................     1    --

NOTE 6(B)--DIRECTORS' INTERESTS IN SHARES AND OPTIONS

                                                                                               OPTIONS OVER
                         'A' ORDINARY SHARES     'B' ORDINARY SHARES  'C' ORDINARY SHARES  'C' ORDINARY SHARES
                         ----------------------  -------------------- -------------------- --------------------
                          31.12.95    1.1.95      31.12.95   1.1.95    31.12.95   1.1.95    31.12.95   1.1.95
                         ----------  ----------  ---------- --------- ---------- --------- ---------- ---------
I Armitage..............        --        1,294         --        --         --      1,294       --         --
D S Chambers............        --          --       13,000    13,000     13,000    13,000       --         --
Dr J R Forrest..........        --          --       14,000    14,000     14,000    14,000       --         --
R A F Heath.............        --          --          --        --         --        --        --         --
Ms F C Jacob............        531         --          --        --         531       --        --         --
R A McKellar............        --          --       14,000    14,000     14,000    14,000     5,816        --
J A Okas................        --          --       14,000    14,000     14,000    14,000     5,490        --
Sir Alfred Shepperd.....        --          --          --        --         --        --        --         --
A J Sukawaty............        --          --        1,520     1,520      1,520     1,520   167,304    167,304
A S Walsh...............        --          --          --        --         --        --      6,275      6,275

  Mr Armitage resigned as a director on 21 February 1995. Ms Jacob was appointed as a director on 21 February 1995 and held 431 'A' ordinary shares and 431 'C' ordinary shares at that time.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

  No other director of the company had a notifiable interest in the shares of the company or in any subsidiary undertaking as at 31 December 1995.

NOTE 7--NON OPERATING EXCEPTIONAL ITEM

  On 31 October 1995 the group completed the sale of the Advanced Products Division of National Transcommunications Limited.

  The disposal is analysed as follows:

                                                              YEAR ENDED 31
                                                              DECEMBER 1995
                                                         -----------------------
                                                         (Pounds)000 (Pounds)000
   Cash consideration...................................               92,000
   Less fees paid.......................................                 (225)
                                                                       ------
   Net cash inflow as at 31.12.95.......................               91,775
   less:
   consideration adjustment.............................                2,148
   fees outstanding.....................................                  777

   net assets disposed of:
   Fixed assets.........................................     2,401
   Stocks...............................................     8,003
   Debtors..............................................     3,541
   Creditors............................................   (11,566)
                                                           -------
                                                                        2,379
                                                                       ------
   Gain on disposal.....................................               86,471
                                                                       ======

NOTE 8--INTEREST RECEIVABLE

                                                              YEAR ENDED 31
                                                                DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Interest receivable on short-term deposits...........       671        410
   Interest received net of tax.........................        26          8
   Other interest received..............................         6        --
                                                           -------     ------
                                                               703        418
                                                           =======     ======

NOTE 9--INTEREST PAYABLE

                                                              YEAR ENDED 31
                                                                DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Term loan interest...................................     2,018      2,983
   Unsecured loan stock interest........................        36        357
   Legal costs in respect of restructured facilities....       --         195
   Other interest.......................................        23          6
                                                           -------     ------
                                                             2,077      3,541
                                                           =======     ======

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

NOTE 10--TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                               YEAR ENDED
                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Based on profit for the year:
   UK corporation tax at 33.0%..........................    7,594       6,365
   UK corporation tax--prior years......................     (147)       (377)
   Overseas tax incurred on royalty income..............        3           4
   Double taxation relief...............................      --           (2)
                                                            -----       -----
                                                            7,450       5,990
                                                            =====       =====

NOTE 11--DIVIDENDS

                                                               YEAR ENDED
                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Interim paid.........................................   86,211         --
   Final proposed.......................................    4,398       3,282
                                                           ------       -----
                                                           90,609       3,282
                                                           ======       =====

NOTE 12--SHARE CAPITAL, MOVEMENT ON RESERVES AND RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                                     TOTAL
                                                    PROFIT                  CAPITAL    GOODWILL     SHARE-
                             SHARE       SHARE     AND LOSS     CAPITAL   REDEMPTION   WRITE OFF   HOLDERS'
                            CAPITAL     PREMIUM     ACCOUNT     RESERVE     RESERVE     RESERVE      FUNDS
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
                          (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
As at 1 January 1994....       25        2,513       16,440      1,269        --        (5,350)      14,897
Shares issued during the
 year...................                     6                                                            6
Bonus issue of 'C'
 ordinary shares........       25          (25)
Shares re-purchased
 during the year for
 cancellation...........                   (11)        (329)                   11                      (329)
Arising on acquisition
 of DTELS Ltd...........                                                                10,309       10,309
ILR Contract Provision
 released...............                               (164)       164
Profit attributable to
 members of the group...                             10,011                                          10,011
Dividends...............                             (3,282)                                         (3,282)
                              ---        -----      -------      -----        ---       ------      -------
As at 31 December 1994..       50        2,483       22,676      1,433         11        4,959       31,612
Fair value adjustment
 DTELS Ltd..............                                                                  (459)        (459)
Profit attributable to
 members of the group...                             99,666                                          99,666
Dividends...............                            (90,609)                                        (90,609)
                              ---        -----      -------      -----        ---       ------      -------
As at 31 December 1995..       50        2,483       31,733      1,433         11        4,500       40,210
                              ===        =====      =======      =====        ===       ======      =======

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

NOTE 13--TANGIBLE ASSETS

                                             LAND &
                                            BUILDINGS
                                     -----------------------
                                                                PLANT     FURNITURE     TOTAL       ASSETS
                                        LONG        SHORT        AND         AND       ASSETS       UNDER
                          FREEHOLD      LEASE       LEASE     EQUIPMENT   FITTINGS     IN USE    CONSTRUCTION    TOTAL
                         ----------- ----------- ----------- ----------- ----------- ----------- ------------ -----------
                         (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000  (Pounds)000
Cost:
At 1 January 1994.......    9,285        --         4,802       59,871      5,091       79,049       5,174       84,223
Assets acquired on
 purchase
 of subsidiary..........    1,520        195          --           821         79        2,615         --         2,615
Additions...............      --         --           --           --         --           --       14,305       14,305
Assets brought into
 commission.............      295        --           112       12,628      1,381       14,416     (14,416)         --
Disposals...............       (5)       --           --        (1,526)      (140)      (1,671)        --        (1,671)
Reclassification of
 assets.................      (33)       --           (54)         131        (44)         --          --           --
                           ------        ---        -----      -------     ------      -------     -------      -------
At 31 December 1994.....   11,062        195        4,860       71,925      6,367       94,409       5,063       99,472
                           ------        ---        -----      -------     ------      -------     -------      -------
Depreciation:
At 1 January 1994.......     (425)       --          (466)     (19,523)    (2,852)     (23,266)        --       (23,266)
Charge to profit and
 loss...................     (236)        (3)        (237)      (7,915)    (1,082)      (9,473)        --        (9,473)
Disposals...............      --         --           --           628        128          756         --           756
Reclassification of
 assets.................       15        --           --           (63)        48          --          --           --
                           ------        ---        -----      -------     ------      -------     -------      -------
At 31 December 1994.....     (646)        (3)        (703)     (26,873)    (3,758)     (31,983)        --       (31,983)
                           ------        ---        -----      -------     ------      -------     -------      -------
Cost:
At 1 January 1995.......   11,062        195        4,860       71,925      6,367       94,409       5,063       99,472
Additions...............      --         --           --           --         --           --       11,287       11,287
Assets brought into
 commission.............      491        --           233        9,563      1,985       12,272     (12,272)         --
Disposals...............       (2)       --           (47)      (2,628)    (3,152)      (5,829)       (604)      (6,433)
Reclassification of
 assets.................     (103)       --            14           88          1          --          --           --
                           ------        ---        -----      -------     ------      -------     -------      -------
At 31 December 1995.....   11,448        195        5,060       78,948      5,201      100,852       3,474      104,326
                           ------        ---        -----      -------     ------      -------     -------      -------
Depreciation:
At 1 January 1995.......     (646)        (3)        (703)     (26,873)    (3,758)     (31,983)        --       (31,983)
Charge to profit and
 loss...................     (258)        (4)        (240)      (7,987)    (1,506)      (9,995)        --        (9,995)
Disposals...............        2        --             9        1,745      2,223        3,979         --         3,979
Reclassification of
 assets.................        2        --           --            (1)        (1)         --          --           --
                           ------        ---        -----      -------     ------      -------     -------      -------
At 31 December 1995.....     (900)        (7)        (934)     (33,116)    (3,042)     (37,999)        --       (37,999)
                           ------        ---        -----      -------     ------      -------     -------      -------
Net book value:
At 31 December 1995.....   10,548        188        4,126       45,832      2,159       62,853       3,474       66,327
                           ======        ===        =====      =======     ======      =======     =======      =======
At 31 December 1994.....   10,416        192        4,157       45,052      2,609       62,426       5,063       67,489
                           ======        ===        =====      =======     ======      =======     =======      =======
At 1 January 1994.......    8,860        --         4,336       40,348      2,239       55,783       5,174       60,957
                           ======        ===        =====      =======     ======      =======     =======      =======

                               NTL GROUP LIMITED
                             NOTES TO THE ACCOUNTS
  The total provision for the permanent diminution in value of fixed assets at 31 December 1995 was (Pounds)100,000 (1994--(Pounds)175,000) which was expensed during the year.

                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Capital expenditure
   Amounts contracted but not provided..................    8,078       1,769
   Amounts authorised but not contracted for............    5,002       4,388

NOTE 14--INVESTMENT IN SUBSIDIARY

  During the year certain fair value adjustments were made to the book values of the assets of DTELS Limited to reflect their fair value to NTL Group Limited. These comprised a write down of finance lease debtor to net realisable value. This adjustment of (Pounds)459,000 was charged in the goodwill write off reserve (Note 12).


NOTE 15--INVESTMENTS

  Details of associated undertaking:

                             COUNTRY OF                    PROPORTION
   NAME OF COMPANY          REGISTRATION     HOLDINGS         HELD    NATURE OF BUSINESS
   ----------------         ------------     --------      ---------- ------------------
   Prospectre Limited...... Scotland     Ordinary shares      50%*    Satellite
                                                                      uplinking &
                                                                      telephony
                                                                      services
                                         Preference shares    50%*

  The investment in Prospectre Limited has been written down to nil in the year.

* 100% held by a subsidiary undertaking

NOTE 16--STOCKS

                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
Spares..................................................    4,413       4,517
Manufacturing stocks/finished goods.....................      --        3,497
                                                            -----       -----
                                                            4,413       8,014
                                                            =====       =====

  The difference between purchase price or production cost of stocks and their replacement cost is not material.

NOTE 17--DEBTORS

                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
Corporation tax recoverable.............................    9,914         --
Trade debtors...........................................   11,902      13,781
Capital amount receivable under finance leases..........    5,840       8,780
Other debtors...........................................    1,073         303
Prepayments and accrued income..........................    2,601       2,672
VAT recoverable.........................................       97          19
Advance corporation tax.................................    4,151         --
                                                           ------      ------
                                                           35,578      25,555
                                                           ======      ======

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

  Capital amount receivable under finance leases includes an amount of (Pounds)4,592,000 (1994--(Pounds)7,276,000) which is due after more than one year. Original cost of assets acquired for the purpose of letting under finance leases was (Pounds)10,092,000.

  Included in other debtors is an amount of (Pounds)43,000 (1994-- (Pounds)61,000) which is due after more than one year. This is in respect of house purchase loans and car purchase loans to employees, under the approved company schemes.

  Advance corporation tax is due after more than one year.

NOTE 18--CASH AT BANK AND IN HAND

                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
  Cash in escrow account................................   12,615         --
  Cash at bank..........................................    1,097         743
  Cash in hand..........................................       32          23
  Cash on short-term deposit............................      --        2,300
                                                           ------       -----
                                                           13,744       3,066
                                                           ======       =====

  (Pounds)12,500,000 of the cash in escrow will revert to NTL Group Limited control in 1997. (Pounds)115,000 of the cash in escrow represents interest earned which has been credited to the profit and loss account and reverted to NTL Group Limited control in January 1996.

NOTE 19--CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
Interest due on term loan...............................      332         252
Bank overdraft..........................................      932       1,477
Revolver loan...........................................    3,000         --
Trade creditors.........................................   12,185      12,098
Current corporation tax.................................      --        6,321
Other taxes and social security.........................    1,938       2,541
Other creditors.........................................    4,218       1,819
Current installments due on term loan...................    7,000       7,000
Dividend payable........................................    4,398       3,282
Advance corporation tax.................................   21,553         --
                                                           ------      ------
                                                           55,556      34,790
                                                           ======      ======

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

NOTE 20--CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Term loan:
   due between two and five years.......................    7,000      14,000
   due between one and two years........................    7,000       7,000
                                                           ------      ------
                                                           14,000      21,000
   Unsecured loan stock 1997/2000
    due between two and five years......................      --        4,000
                                                           ------      ------
                                                           14,000      25,000
                                                           ======      ======

  The term loan is scheduled to be repaid between 1996 and 1998.

  The unsecured loan stock 1997/2000 was redeemed on 31 January 1995 at par.

NOTE 21--PROVISIONS FOR LIABILITIES AND CHARGES

                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Reorganisation provision.............................    4,924       3,032
   Relocation provision.................................      271         344
   Rent and rates provision.............................       29         220
   Product warranty.....................................      --          622
                                                            -----       -----
                                                            5,224       4,218
                                                            =====       =====

  The reorganisation provision is in respect of the termination costs of employees which arises from a restructuring of the group.

  The relocation provision is in respect of commitments made by the group to employees who have moved location within the group.

  The rent and rates provision is in respect of vacated premises.

  Deferred taxation amounts not provided are as follows:

                                                              31 DECEMBER
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
   Capital allowances in advance of depreciation.......    7,572       7,334
   Rental equipment....................................      381         258
   Other timing differences............................   (1,841)       (863)
                                                          ------       -----
                                                           6,112       6,729
   Less: advance corporation tax recoverable...........   (4,151)        --
                                                          ------       -----
                                                           1,961       6,729
                                                          ======       =====

  No provision for deferred tax has been made as the current capital expenditure plan for the group for the foreseeable future indicates an excess in aggregate of capital allowances over depreciation.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

  The amounts above do not include the potential deferred tax liability of (Pounds)28.5 million arising upon the sale of the Advanced Products Division of National Transcommunications Limited. It is assumed that these gains will be held over into qualifying assets.

NOTE 22--ACCRUALS AND DEFERRED INCOME

                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
Accruals................................................    2,309       4,819
Deferred income.........................................    2,763       3,692
                                                            -----       -----
                                                            5,072       8,511
                                                            =====       =====

NOTE 23--SHARE CAPITAL

                                                                    ALLOTTED,
                                                                  CALLED UP AND
                                                      AUTHORISED   FULLY PAID
                                                      ----------- -------------
                                                      (Pounds)000  (Pounds)000
   2,198,000 'A' ordinary shares of 1p each.........       22           22
   296,375 'B' ordinary shares of 1p each of which
    289,925 represents fully paid up issued shares..        3            3
   2,884,000 'C' ordinary shares of 1p each of which
    2,487,925 represents fully paid up issued
    shares..........................................       29           25
   12 Redeemable special shares of 1p each..........      --           --
                                                          ---          ---
   As at 1 January 1994 and 31 December 1994 and
    1995............................................       54           50
                                                          ===          ===

'A' ordinary shares

  The 'A' ordinary shares have the right to the payment of a dividend equal to one third of the consolidated post tax profits (the 'Participating 'A' Ordinary Dividend'). The 'A' ordinary shares each carry one vote.

'B' and 'C' ordinary shares

  The 'B' and 'C' ordinary shares rank pari passu with the 'A' ordinary shares for any dividend declared after payment of the Participating 'A' Ordinary Dividend and also for any distribution on a winding up. The 'B' and 'C' ordinary shares ordinarily carry no voting rights.

Redeemable special shares

  The 12 redeemable special shares carry no voting rights, nor any rights to a dividend or to a distribution on a winding up. Redeemable special shares may be redeemed at par, or converted to deferred shares, upon any of the following events:

      (i) the holder ceasing to hold 'A' ordinary shares;

     (ii) the company obtaining a Stock Exchange listing; or

     (iii) the sale of at least 50% of the equity other than to a qualifying institution (as defined in the articles of association).

  The articles of association also require that the consent of 75% of the holders of the redeemable special shares shall be obtained in respect of certain transactions or events.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

NOTE 24--ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR

                            SHARE       SHARE     PROFIT AND   LOANS AND    GRANTS
                           CAPITAL     PREMIUM   LOSS ACCOUNT DEBENTURES  RECEIVABLE
                         ----------- ----------- ------------ ----------- -----------
                         (Pounds)000 (Pounds)000 (Pounds)000  (Pounds)000 (Pounds)000
Balance at 1 January
 1994...................      25        2,513       16,440       35,000       (11)
Cash inflows from
 financing..............     --             6          --         4,000        59
Cash outflows from
 financing..............     --           --          (329)      (7,000)      --
Non-cash movements......      25          (36)       6,565          --        (83)
                             ---        -----       ------      -------       ---
Balance at 31 December
 1994...................      50        2,483       22,676       32,000       (35)
Cash inflows from
 financing..............     --           --           --           --         70
Cash outflows from
 financing..............     --           --           --       (11,000)      --
Non-cash movements......     --           --         9,057          --        (35)
                             ---        -----       ------      -------       ---
Balance at 31 December
 1995...................      50        2,483       31,733       21,000       --
                             ===        =====       ======      =======       ===

NOTE 25--CASH AND CASH EQUIVALENTS

  Analysis of balances as shown in the group balance sheet and changes during the current year and previous year:

                                                        YEAR ENDED 31 DECEMBER
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
At 1 January...........................................    1,589       4,335
Net cash inflow/(outflow)..............................    8,223      (2,746)
                                                          ------      ------
Balance at 31 December.................................    9,812       1,589
                                                          ======      ======
Represented by:
Cash in escrow account.................................   12,615         --
Cash at bank...........................................    1,097         743
Cash in hand...........................................       32          23
Cash on short-term deposit.............................      --        2,300
Overdraft..............................................     (932)     (1,477)
Revolver loan..........................................   (3,000)        --
                                                          ------      ------
                                                           9,812       1,589
                                                          ======      ======

NOTE 26--PENSION COMMITMENTS

  The Plan is operated by National Transcommunications Limited, a wholly owned subsidiary of NTL Group Limited.

  The pension cost is assessed in accordance with the advice of a qualified actuary using the attained age method. The most recent actuarial valuation of the Plan was performed as at 1 January 1994. The principal assumptions employed in this valuation were that investment returns would be 9.5% per annum, that salary increases would be 8.0% per annum and that dividend income would increase at 4.75% per annum.

  The pension cost for the year was (Pounds)3,919,551 (1994-- (Pounds)3,538,130). This included (Pounds)59,780 (1994--(Pounds)52,213) in respect of amortisation of past service liabilities over the future working lifetime of the current membership. The regular costs included an allowance for the possible effect of the favourable early retirement terms offered under the Plan.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

  At the date of the actuarial valuation of the Plan the market value of the assets was (Pounds)75.0 million and the actuarial value of the assets was sufficient to cover 99% of the benefits that had accrued to members, after allowing for expected future increases in earnings.

  A division of NTL was sold on 31 October 1995. The effects of this sale on the funding position of the pension plan are minor. The pension cost in future years is expected to reduce in line with the reduction in payroll due to the sale.

NOTE 27--OTHER FINANCIAL COMMITMENTS

  The group had annual commitments under non-cancellable operating leases as set out below:

                                       LAND AND
                                       BUILDINGS                 OTHER
                                ----------------------- -----------------------
                                                  31 DECEMBER
                                -----------------------------------------------
                                   1995        1994        1995        1994
                                ----------- ----------- ----------- -----------
                                (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Operating leases which expire:
Within one year................      102         120         --          --
Within two to five years.......      183         342         --          --
In over five years.............    1,868       1,658       3,384       2,987
                                   -----       -----       -----       -----
                                   2,153       2,120       3,384       2,987
                                   =====       =====       =====       =====

NOTE 28--COMPANIES ACT 1985

  These financial statements do not comprise the Company's statutory accounts within the meaning of section 240 of the Companies Act 1985. Statutory accounts for the year ended 31 December 1994 have been, and statutory accounts for the year ended 31 December 1995 will be, delivered to the Registrar of Companies for England and Wales. The auditors' reports on such accounts were unqualified.

NOTE 29--DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES

  The Group's financial statements are prepared in accordance with UK GAAP which differ in certain respects from US GAAP. Those differences which have a significant effect on the Group are described below.

Goodwill

  Goodwill arising on consolidation is eliminated against retained earnings and other reserves. Under US GAAP, goodwill is capitalised and amortised over its respective useful economic life. For the purposes of the reconciliation below, a period of 40 years has been utilised. The carrying amount of goodwill and the amortisation period assigned to it are reviewed for impairment by reference to expected future cash flows.

  Negative goodwill is credited to the goodwill write-off reserve. Under US GAAP, negative goodwill would be apportioned to the fixed assets acquired, thereby reducing the annual depreciation charge, and any remainder would be carried forward and released to the profit and loss account over its useful life. For the purposes of the reconciliation below, a period of 40 years has again been utilised.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

Fair Value Adjustment

  Under UK GAAP, fair values of acquired assets can be assessed for the full accounting period following the acquisition. Under US GAAP, this period of hindsight only stretches for 12 months. Hence the adjustment taken to the goodwill write-off reserve under UK GAAP in the year ended 31 December 1995 has been expensed in the reconciliation below.

Dividends

  Under UK GAAP final dividends are provided for in the accounts for the year in respect of which they are proposed by the Directors for approval by the shareholders. Under US GAAP, dividends would not be provided for until declared.

Deferred tax

  Under UK GAAP, deferred taxes are accounted for using the liability method to the extent that it is considered probable that a liability or asset will crystallize in the foreseeable future. Under US GAAP, deferred taxes are accounted for using the liability method on all temporary differences and deferred tax assets are recognized where it is more likely than not that they will be realized.

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

  The effect on profit on ordinary activities after taxation (net income) and capital and reserves (shareholders' equity) of applying US GAAP is summarised as follows:

                                                              YEAR ENDED
                                                              31 DECEMBER
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
   NET INCOME
   Profit on ordinary activities after taxation as
    reported ..........................................    99,666     10,011
   Adjustments:
   Amortization of goodwill............................        84         48
   Depreciation........................................       140        176
   Fair value adjustment...............................      (459)       --
   Pension costs.......................................     3,008       (701)
   Deferred tax........................................   (27,883)      (728)
                                                          -------     ------
   Net income as adjusted to accord with US GAAP.......    74,556      8,806
                                                          =======     ======
   Comprising:
   Income from continuing operations...................    13,788      9,418
   Income from discontinued operations.................     2,180       (612)
   Gain on sale of discontinued operation..............    58,588        --
                                                          -------     ------
   Net income..........................................    74,556      8,806
                                                          =======     ======

                                                              31 DECEMBER
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (Pounds)000 (Pounds)000
   SHAREHOLDERS' EQUITY
   Capital and reserves as reported....................    40,210     31,612
   Adjustments:
   Intangible assets
     Goodwill..........................................     5,350      5,350
     Amortization......................................      (670)      (536)
   Tangible assets
     Negative goodwill adjustment......................    (1,573)    (1,573)
     Depreciation adjustment...........................       316        176
   Negative goodwill
     Deferred credit...................................    (8,736)    (8,736)
     Released to profit & loss.........................       400        182
   Current assets (liabilities)
     Pension costs.....................................     3,008       (701)
     Deferred taxes....................................   (34,612)    (6,729)
   Dividends proposed..................................     4,398      3,282
                                                          -------     ------
   Shareholder's equity as adjusted to accord with US
    GAAP...............................................     8,091     22,327
                                                          =======     ======

                               NTL GROUP LIMITED

                             NOTES TO THE ACCOUNTS

Cash flows

  The Cash Flow Statements prepared under UK GAAP in accordance with Financial Reporting Standard No. 1 present substantially the same information as that required under US GAAP by FAS 95, "Statement of Cash Flows". These standards differ, however, with regard to classification of items within the statements and as regards the definition of cash and cash equivalents.

  Under US GAAP, cash and cash equivalents would not include bank overdrafts and borrowings with initial maturities of less than three months (see Note
25). Under US GAAP, bank overdrafts and the revolver loan would be classified as financing activities. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP.

  The categories of cash flow activity under US GAAP can be summarised as follows:

                                                               YEAR ENDED
                                                               31 DECEMBER
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   Cash inflow from operating activities................    27,675      22,321
   Cash inflow/(outflow) on investing activities........    80,971     (21,803)
   Cash (outflow) from financing activities.............   (97,968)     (2,335)
                                                           -------     -------
   Increase/(decrease) in cash and cash equivalents.....    10,678      (1,817)
   Cash and cash equivalents at January 1...............     3,066       4,883
                                                           -------     -------
   Cash and cash equivalents at December 31.............    13,744       3,066
                                                           =======     =======


                                 EXHIBIT INDEX

EXHIBIT                                                                                 PAGE
NUMBER                           DESCRIPTION                                           NUMBER
- -------                          -----------                                           ------
  2.1      Deed of Irrevocable Undertaking dated March 28, 1996 by and among
           Addroute Limited, certain shareholders in the NTL Group Limited, NTL
           Group Limited and International CableTel Incorporated

  2.2      Form of Offer Document dated March 28, 1996 of Addroute Limited for
           NTL Group Limited

  2.3 Deed of Adjustment dated March 28, 1996 by and among Addroute Limited and Mercury Asset Management plc.

 10.1      The A Facilities Agreement, dated March 28, 1996, by and among
           Addroute Limited, Chase Investment Bank Limited and The Chase
           Manhattan Bank, N.A.

 10.2      The B Facility Agreement, dated March 28, 1996, by and among
           Addroute Limited, Chase Investment Bank Limited and The Chase
           Manhattan Bank, N.A.

 10.3      Guarantee of Certain Liabilities of Addroute Limited, dated March 28,
           1996, by and among the Registrant, OCOM Corporation, OCOM Sub I Inc.,
           CableTel (UK) Group Inc., OCOM Sub III Inc., CableTel (UK) Limited, and the Chase Manhattan Bank, N.A.

 10.4      Deed of Undertaking of the Registrant to Addroute Limited dated March
           28, 1996 in relation to the Further Payment.

 10.5      Short Term Po Deed of Undertaking of the Registrant to Chase
           Manhattan Bank, N.A. and Addroute Limited dated March 28, 1996 in relation to the Reduction Amount

- -------------------------------
* All exhibits are incorporated herein by reference to exhibits to Amendment No. 2 to the Company's Form S-4 Registration Statement (333-1010), filed on April 16, 1996.